Exhibit 10.3

EXECUTION VERSION

INTEREST AND CARRY GUARANTY

THIS INTEREST AND CARRY GUARANTY (this “Guaranty”) made as of the 22nd day of October, 2021 by TRINITY PLACE HOLDINGS INC., a Delaware corporation with an address of 340 Madison Avenue, 3rd Floor, Suite 3C, New York, New York 10173, Attention: Steven Kahn (“Guarantor”), to MACQUARIE PF INC., a Delaware corporation (“Lender” and to the extent applicable under Article 15 of the Master Loan Agreement, “Administrative Agent”), and for the benefit of the Lender Parties. As used in this Agreement, “Lender Parties” shall mean Administrative Agent, Lender and each of their respective successors and assigns.

R E C I T A L S

A.                Simultaneously with the execution of this Agreement, TPHGREENWICH OWNER LLC, a Delaware limited liability company (“Borrower”) and Lender entered into (w) that certain Master Loan Agreement (the “Master Loan Agreement”), (x) that certain Amended and Restated Building Loan Agreement (the “Building Loan Agreement”), and (y) that certain Project Loan Agreement, (the “Project Loan Agreement”; together with the Master Loan Agreement and the Building Loan Agreement, as the same may be amended or modified from time to time, collectively, the “Loan Agreement” or “Loan Agreements”), each dated of even date herewith, pursuant to which Lender agreed to make (i) a term loan in the principal amount of Twenty Eight Million Nine Hundred Sixty One Thousand Nine Hundred Forty Five and 00/100 Dollars ($28,961,945.00) (the “Term Loan”), (ii) a building loan in the principal amount of up to One Hundred Twenty Eight Million One Hundred Ninety Seven Thousand Eight Hundred Seventy Eight and 00/100 Dollars $(128,197.878.00) (the “Building Loan”), and (iii) a project loan in the principal amount of up to Nine Million Five Hundred Forty Thousand One Hundred Seventy Seven and 00/100 Dollars ($9,540,177.00) (the “Project Loan” together with Term Loan and Building Loan collectively the “Loan” or “Loans”), which Loans are evidenced by (i) that certain Amended, Restated and Consolidated Term Loan Promissory Note in the principal amount of $28,961,945.00 (the “Term Loan Note”), (ii) that certain Amended, Restated and Consolidated Building Loan Promissory Note in the principal amount of up to $128,197.878.00 (the “Building Loan Note”), and (iii) that certain Project Loan Promissory Note in the principal amount of up to $9,540,177.00 (the “Project Loan Note”; together with the Term Loan Note and Building Loan Note, as the same may be amended or modified from time to time, collectively, the “Note”);

B.                 The Loan is secured in part by Borrower’s interest in and to that certain real property located in the City of New York, County of New York and State of New York and more particularly described in Exhibit A attached to the Mortgage described below (collectively, the “Premises”), as evidenced by (i) that certain Amended, Restated and Consolidated Term Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Term Loan Mortgage”), (ii) that certain Amended, Restated and Consolidated Building Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Building Loan Mortgage”), and (iii) that certain Project Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Project Loan Mortgage”; together with the Term Loan Mortgage and the Building Loan Mortgage, as the same may be amended or modified from time to time, collectively, the “Mortgage” or “Mortgages”) with respect to the Premises, and (x) that certain Term Loan Assignment of Leases and Rents (the “Term Loan Assignment”), (y) that certain Building Loan Assignment of Leases and Rents (the “Building Loan Assignment”), and (z) that certain Project Loan Assignment of Leases and Rents (the “Project Loan Assignment”, together with the Term Loan Assignment and the Project Loan Assignment, as the same may be amended or modified from time to time, collectively, the “Assignment” or “Assignments”) with respect to the Premises. As used herein, the Loan Agreement, the Note, the Mortgage, the Assignment, and all other instruments evidencing, securing or pertaining to the Loan, now or from time to time hereafter executed and delivered to Lender in connection with the Loan, are referred to collectively herein as the “Loan Documents”. Unless otherwise defined herein, all initially capitalized terms shall have the respective meanings ascribed to such terms in the Master Loan Agreement;

C.                 Lender has required as a further condition to the making of the Loan to Borrower that Guarantor execute and deliver this Guaranty to the Lender Parties; and

D.                Borrower is a wholly-owned, indirect subsidiary of Guarantor and Guarantor is materially benefited by the consummation of the Loan and has agreed to guarantee payment of all Guaranteed Obligations.

AGREEMENTS

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in order to induce Lender to make the Loan to Borrower, Guarantor, intending to be legally bound, hereby makes the following representations and warranties to the Lender Parties and hereby covenants and agrees with the Lender Parties as follows:

1.                  Guaranty. Subject to the provisions of Section 2 hereof, Guarantor absolutely, irrevocably, and unconditionally guarantees to the Lender Parties, the complete and prompt payment when due of the following, whether by acceleration or otherwise (all of which are herein collectively referred to as the “Guaranteed Obligations”):

(a)               (i) except to the extent that Borrower has satisfied all conditions under the Loan Agreement for the release of amounts in respect of Equity Deposits allocated for the payment of items described in this Section 1(a)(i) and Lender has failed to advance such applicable Equity Deposits to Borrower for the payment of the items described in this Section 1(a)(i), all accrued and unpaid interest on the Loan (whether at the Contract Rate or Default Rate), including interest accruing during and after any Bankruptcy Proceeding, and (ii) any fees and penalties on the Loan payable under the Loan Documents, but excluding PIK Interest up to the amount of the PIK Balance Trigger;

(b)               Without duplication of subsection (1)(a)(ii), in the event of any prepayment in whole or in part of the Loan, any prepayment premiums or fees, including without limitation, (i) any Minimum Multiple Fee, (ii) Exit Fee, (iii) Breakage Fee, and (iv) other fees and expenses payable to Lender pursuant to the Master Loan Agreement in connection with any such prepayment;

(c)               (i) Borrower’s obligation to deposit amounts into the Carry Cost Reserve Account pursuant to Section 2.9 of the Master Loan Agreement, and (ii) except to the extent that Borrower has satisfied all conditions under the Loan Agreement for the funding of Loan proceeds or release of amounts in respect of Equity Deposits and amounts in the Carry Cost Reserve Account, as applicable, for the payment of the items described in this Section 1(c), and Lender has failed to advance such Loan proceeds, Equity Deposits or amounts in the Carry Cost Reserve Account, as applicable, to Borrower for the payment of the items described in this Section 1(c), to the extent due and payable, (i) operating expenses of the Mortgaged Property, including without limitation, (1) Carry Costs, and (2) utility charges, and (ii) without duplication of the payments covered by clause (i), all other reasonably customary costs due and payable in respect of owning, operating, leasing, maintaining and repairing the Mortgaged Property, including without limitation, expenses incurred under any property management agreement or brokerage, sales or leasing commission agreement (but expressly excluding the Guaranteed Obligations (as defined in the Completion Guaranty)); and

(d)               All out-of-pocket expenses (including, but not limited to, attorneys’ fees and expenses whether or not litigation is commenced) of the Lender Parties in respect of the enforcement of all obligations of Borrower under the Loan Documents and the exercise of all of Lender’s rights and remedies under the Loan Documents, whether secured or unsecured, absolute or contingent, joint and/or several, and howsoever or whenever incurred;

but, in the case of each of subsections (a), (b), (c) and (d), only to the extent that Rents (as defined in the Assignment) and other cash flow generated by the Premises are insufficient to pay, or were sufficient but not used by Borrower to pay, the Guaranteed Obligation in question.

These provisions are in addition to, and not in limitation of, but not in duplication of, the obligations of Guarantor under the Recourse Guaranty Agreement, the Completion Guaranty, the Equity Funding Guaranty, and the Environmental Indemnification Agreement.

Guarantor agrees that no portion of any sums applied (other than sums received from Guarantor in full or partial satisfaction of its obligations hereunder), from time to time, in reduction of the Indebtedness shall be deemed to have been applied in reduction of the Guaranteed Obligations until such time as the Indebtedness has been paid in full, or Guarantor shall have made the full payment required hereunder. It is understood that the obligations of Borrower to the Lender Parties may at any time and from time to time exceed the liability of Guarantor hereunder without impairing this Guaranty and Guarantor and Lender agrees, as between themselves, that regardless of the manner of application of payments made by Borrower to the Lender Parties, all such payments shall be deemed to be applied first to the portion of the obligations of Borrower which are not guaranteed hereunder and last to the portion of the such obligations which are guaranteed hereunder.

2.                  Termination. Notwithstanding anything to the contrary contained herein, Guarantor’s liability for the Guaranteed Obligations shall terminate upon the earliest of (the earliest time that (i), (ii), (iii), (iv) or (v) occurs, the “Carry Termination Time”):

(i)        the payment in full of the Loan;

(ii)        if a Lender Party or its designee (each, a “Successor”) shall have acquired title to the Mortgaged Property pursuant to the foreclosure of the Mortgage or by the acceptance by a Lender Party or Successor, in its sole and absolute discretion, of a deed-in-lieu of foreclosure, the date of the completion of such foreclosure or the completion of the deed-in-lieu of foreclosure transaction, as applicable, and the acquisition of fee title to the Mortgaged Property by a Lender Party or Successor, provided that Borrower is not at such time preventing such Lender Party or such Successor, as the case may be, from obtaining possession, use and control of the Mortgaged Property,

(iii)        120 days following the date that Borrower satisfies each of the following conditions:

(1)               Borrower shall have offered in writing to a Lender Party to convey the Mortgaged Property to Lender or to a Successor by Bargain and Sale Deed with Covenant Against Grantor’s Acts subject only to the Permitted Encumbrances, and Borrower shall have executed and delivered to the Title Company or to another national title insurance company selected by Lender or such Successor, with copies to Lender and/or Successor the following: (a) said deed in proper form for recording, (b) all required transfer tax forms, (c) funds sufficient to pay all applicable transfer taxes, (d) a commitment from the Title Company to issue to Lender or a Successor an owner’s policy of title insurance insuring fee title to the Mortgaged Property subject only to the Permitted Encumbrances, (e) funds sufficient to pay in full the premium for said title insurance policy, (f) an assignment of all leases (if any) of all or any portion of the improvements at the Mortgaged Property other than the School Unit, (g) a bill or sale, assignment and/or other transfer instruments reasonably satisfactory to Lender, transferring all right, title and interest of Borrower in and to fixtures and personal property located on the Mortgaged Property and any and all licenses, Permits, contracts, Condominium Documents and other agreement affecting the Mortgaged Property, (h) organizational documents and written consents or resolutions necessary to evidence the authority of Borrower to execute and deliver the documents described above, (i) funds in an amount sufficient to transfer to Lender all security deposits (if any) under Leases of the Mortgaged Property, (j) a full and unconditional release executed by Borrower and Guarantor releasing the Lender Parties from all claims, demands, liabilities, obligations and expenses arising from or relating to the Loan and the Mortgaged Property, (k) any documentation required by the Purchase Agreement Deposit Escrowee Bank to transfer Borrower’s rights and obligations, if any, to the amounts held in the Purchase Agreement Deposit Account to Lender or to Successor, as applicable, subject in all events to compliance with Legal Requirements, and (l) resignations from any members of the Condominium Board of Managers appointed by Borrower or its Affiliates;

(2)               to the extent not previously delivered to Lender, Borrower shall have delivered to Lender true and correct copies of all material correspondence and documents in Borrower’s possession or control relating to the Mortgaged Property, as reasonably determined by Borrower (including, without limitation, all plans and specifications, environmental reports, approvals, leases, financial statements and engineering inspections) to the extent material to Lender’s or Successor’s ownership, development, management or operation of the Mortgaged Property, together with a written certification by Borrower (executed by an officer or member of Borrower) that, after reasonable inquiry and review of Borrower’s files by an officer or member of Borrower in the context of the conveyance of the Mortgaged Property, to Borrower’s knowledge, all such material correspondence and documents has been delivered to Lender. In the event that Lender subsequently discovers that Borrower has failed to deliver or cause to be delivered to Lender any such material document or correspondence, such failure shall not revive the Guaranteed Obligations or affect the fact that the Carry Termination Time occurred; provided, however, that if Guarantor fails to deliver or cause to be delivered to Lender any such material document or correspondence within ten (10) Business Days following Lender’s reasonable request therefor, Lender may charge Guarantor (and Guarantor shall pay to Lender) a fee equal to $2,500.00 for each day that Guarantor fails to deliver to Lender any such information following the expiration of such ten (10) Business Day period. The provisions of the previous sentence shall survive for a period of one (1) year following the Carry Termination Time; and

(3)               Borrower shall have delivered to Lender current (within thirty (30) days) UCC searches on Borrower and Guarantor (Delaware and New York State; New York County), tax lien search on the Mortgaged Property (New York County) and litigation searches on Borrower and Guarantor (Delaware and New York State; New York County); or

(iv)       the date upon which Mezzanine Lender forecloses on the Mezzanine Pledged Collateral or accepts title to the membership interests in Borrower or TPHGreenwich Mezz LLC, a Delaware limited liability company, pursuant to an assignment in lieu thereof; or

(v)       payment by Guarantor of the Completion Costs (as defined in the Completion Guaranty); provided, however, upon the payment by Guarantor of the Completion Costs; Guarantor’s liability under this Guaranty shall terminate only for the Guaranteed Obligations set forth in Sections 1(a) and 1(b) above and shall expressly survive and not be terminated with respect to the Guaranteed Obligations set forth in Sections 1(c) (except to the extent included in the calculation of Completion Costs pursuant to Section 2 of the Completion Guaranty) and 1(d) above.

For the avoidance of doubt, the Guaranteed Obligations shall be limited to the Guaranteed Obligations that accrue prior to the Carry Termination Time, and this Section 2 shall not act to limit Guarantor’s liability with respect to any Guaranteed Obligations that accrue or relate to the period prior to the Carry Termination Time or with respect to any claims outstanding as of the Carry Termination Time.

3.                  Independent Obligations. In the event Borrower shall fail to pay in full, when due, any of the Guaranteed Obligations, Guarantor agrees to pay the Lender Parties on demand the Guaranteed Obligations. Except as otherwise expressly set forth herein, all of the remedies set forth herein and/or provided for in any of the Loan Documents or at law or equity shall be equally available to the Lender Parties, and the choice by the Lender Parties of one such remedy over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, setoff, or failure to mitigate damages in any action, proceeding, or counteraction by Lender Parties to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude the Lender Parties from subsequently electing to exercise a different remedy. Without limitation to the generality of the foregoing, it is expressly hereby acknowledged and agreed that the obligations of Guarantor hereunder are independent of the obligations of Borrower or any other guarantor or indemnitor under any of the other Loan Documents to which they may be a party, and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Borrower, any other guarantor or indemnitor and whether or not Borrower is joined in any such action or actions.

4.                  Guarantor’s Waiver of Notice. Guarantor absolutely, irrevocably and unconditionally waives notice of acceptance of this Guaranty and notice of any payment, liability or obligation to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of such liabilities under this Guaranty or any of the Loan Documents creating the Guaranteed Obligations and any suit or taking other action by Lender against, and any other notice to, any party liable thereon or any property which may be security therefor.

5.                  Lender’s Rights. Lender may at any time and from time to time without the consent of, or notice to, Guarantor, without incurring any responsibility to Guarantor and without impairing or releasing any of the obligations of Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a)               amend, modify, renew, supplement, extend (including extensions beyond the original term) or accelerate any of the Loan Documents, including without limitation, renew, alter or change the interest rate, manner, time, place or terms of payment or performance of any of the Guaranteed Obligations, or any liability incurred directly or indirectly in respect thereof, whereupon the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b)               sell, exchange, release, surrender, and in any manner and in any order realize upon or otherwise deal with the Mortgaged Property or any property at any time directly and absolutely assigned or pledged or mortgaged to secure the Loan;

(c)               consent to the transfer of the Mortgaged Property or any portion thereof or any other Collateral (as defined in the Mortgage) described in the Loan Documents;

(d)               exercise or refrain from exercising any rights or remedies available to Lender under the Loan Documents or pursuant to any applicable statute against Borrower or any other person (including Guarantor) or otherwise act or refrain from acting with regard to the Loan Documents, Guaranteed Obligations or this Guaranty;

(e)               settle or compromise any of the Indebtedness, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or subordinate the payment of all or any part thereof to the payment of any liability of Borrower (whether or not then due) to creditors of Borrower other than Lender and Guarantor;

(f)                release or discharge Borrower from its liability under any of the Loan Documents or release or discharge Guarantor or any endorser or any other party at any time directly or contingently, liable for the repayment of the Loan or any of Borrower’s other obligations under the Loan Documents;

(g)               apply any sums in whatever manner paid or realized to any liability or liabilities of Borrower or Guarantor to Lender regardless of what liability or liabilities of Borrower or Guarantor remain unpaid;

(h)               consent to or waive any breach of or any act, omission or default under the Loan Documents or accept partial performance of any of the obligations under this Guaranty or under any of the other Loan Documents; and/or

(i)                 sell, convey, participate or assign all or any part of Lender’s interest in this Guaranty and the other Loan Documents.

6.                  Guarantor Waiver of Defenses. Guarantor unconditionally waives any defense to the enforcement of this Guaranty, including, without limitation:

(a)               Any defense arising by reason of Lender’s failure to provide presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty;

(b)               Any defense of any statute of limitations affecting the liability of Guarantor hereunder or the liability of Borrower, or any other guarantor under the Loan Documents, or the enforcement hereof, to the extent permitted by law;

(c)               Any defense arising by reason of (i) any invalidity or unenforceability of (or any limitation of liability in) any of the Loan Documents or (ii) any defense whatsoever that the Borrower may or might have to the payment of the Indebtedness or to the performance of any of the terms, provisions, covenants and agreements contained in the Loan Documents or (iii) any manner in which Lender has exercised its rights and remedies under the Loan Documents, or (iv) cessation from any cause whatsoever;

(d)               Any defense based upon any disability of Borrower or any Guarantor, lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower, Guarantor or any principal of Borrower or Guarantor or any defect in the formation of Borrower, Guarantor or any principal of Borrower or Guarantor as a legal entity;

(e)               Any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor;

(f)                Any defense based upon an election of remedies by Lender, including any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of Guarantor to proceed against Borrower or any guarantor for reimbursement, or both;

(g)               Any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of a principal;

(h)               Any defense based upon Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute;

(i)                 Any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code;

(j)                 Any defense based upon any duty of Lender to advise Guarantor of any information known to Lender regarding the financial condition of Borrower and all other circumstances affecting Borrower’s ability to perform its obligations to Lender, it being agreed that Guarantor assumes the responsibility for being and keeping informed regarding such condition or any such circumstances; and

(k)               Any defense based on any right, claim or offset which Guarantor may have against Borrower.

7.                  Bankruptcy.

(a)               The obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Borrower, Guarantor, any other guarantor (which term shall include any other party at any time directly or contingently liable for any of Borrower’s obligations under the Loan Documents) or any affiliate of Borrower or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not Guarantor shall have had notice or knowledge of any of the foregoing.

(b)               Notwithstanding any modification, discharge or extension of the maturity date of the Note or any amendment, modification, stay or cure of Lender’s rights under the Note, the Loan Agreement, Mortgage or other Loan Document which may occur in any bankruptcy or reorganization case or proceeding affecting the Borrower, whether permanent or temporary, and whether or not assented to by Lender, Guarantor hereby agrees that Guarantor shall be obligated hereunder to pay the amounts due hereunder in accordance with the terms of this Guaranty as in effect on the date hereof (or as this Guaranty may hereafter be modified or amended).

(c)               Guarantor agrees that to the extent that Borrower makes a payment or payments to Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set side or required, for any of the foregoing reasons or for any other reasons, to be repaid or paid over to a custodian, trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been made and Guarantor shall be primarily liable for this obligation (but only to the extent that such obligation is a Guaranteed Obligation hereunder).

8.                  Subrogation Waiver/Subordination.

(a)               Notwithstanding any provision to the contrary contained in the other Loan Documents or this Guaranty, Guarantor hereby unconditionally and irrevocably waives until all obligations under the Loan Documents have been paid and performed in full and all applicable preference periods and fraudulent transfer periods have expired, (i) any and all rights of subrogation (whether arising under contract, 11 U.S.C. §509 or otherwise), to the claims, whether existing now or arising hereafter, Lender may have against Borrower, and (ii) any and all rights of reimbursement, contribution or indemnity against Borrower or any future guarantors of any obligations under the Loan Documents) which may have heretofore arisen or may hereafter arise in connection with any guaranty or pledge or grant of any lien or security interest made in connection with any obligations under the Loan Documents. Guarantor hereby acknowledges that the waiver contained in the preceding sentence (the “Subrogation Waiver”) is given as an inducement to Lender to enter into the Loan Documents and, in consideration of Lender’s willingness to enter into the Loan Documents, Guarantor agrees not to amend or modify in any way the Subrogation Waiver without Lender’s prior written consent. If any amount that is subject to the Subrogation Waiver shall be paid to Guarantor on account of any claim set forth above at any time when all of the obligations under the Loan Documents shall not have been paid or performed in full, such amount shall be held in trust by such Guarantor for Lender’s benefit, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Lender to be applied in whole or in part by Lender against such obligations, whether matured or unmatured. Nothing contained herein is intended or shall be construed to give to Guarantor any rights of subrogation or right to participate in any way in Lender’s rights, title or interest in the Loan Documents, notwithstanding any payments made by Guarantor under this Guaranty, all such rights of subrogation and participation being hereby expressly waived and released.

(b)               In the event that Guarantor shall advance or become obligated to pay any sums with respect to any obligation hereby guaranteed or in the event that for any reason whatsoever Borrower or any subsequent owner of the collateral securing the Loan is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that the amount of such sums and of such indebtedness together with all interest thereon, shall at all times be subordinate as to the lien, time of payment and in all other respects, to all sums, including principal, interest and other amounts, at any time owing to Lender under any of the Loan Documents and that Guarantor shall not be entitled to enforce or receive payment thereof until all such sums owing to Lender have been paid. Nothing herein contained is intended or shall be construed to give to Guarantor any right to participate in any way in the right, title or interest of Lender in or to the collateral securing the Loan, notwithstanding any payments made by Guarantor under this Guaranty, all such rights of participation being hereby expressly waived and released.

9.                  Guarantor’s Representations, Warranties and Covenants.

(a)               Guarantor makes the following representations and warranties which shall survive the execution and delivery of this Guaranty:

(i)       Guarantor has the power and authority to execute, deliver and carry out the terms and provisions of this Guaranty and has duly authorized, executed, and delivered the same.

(ii)       Neither the execution and delivery of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, will contravene any provision of law, statute, rule or regulation to which Guarantor is subject or any judgment, decree, franchise, order or permit applicable to Guarantor, or will conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the property or assets of Guarantor pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which Guarantor is a party or may be bound or subject.

(iii)       No consent or approval of, or exemption by, any governmental or public body or authority is required to authorize, or is required in connection with the execution, delivery and performance of, this Guaranty or of any of the instruments or agreements herein referred to, or the taking any action hereby contemplated.

(b)               Guarantor shall satisfy Indemnitor’s Financial Covenants.

10.              Transfers, Sales, Etc. Guarantor shall not sell, lease, transfer, convey or assign any of its assets, unless such sale, lease, transfer, conveyance or assignment does not result in a violation of Guarantor’s obligations set forth in Section 12(b) of the Recourse Guaranty Agreement.  In addition, Guarantor shall neither become a party to any merger or consolidation, nor acquire all or substantially all of the assets of, a controlling interest in the stock of, or a partnership or joint venture interest in, any other entity, unless such merger, consolidation or acquisition does not result in a violation of Guarantor’s obligations set forth in Section 12(b) of the Recourse Guaranty Agreement.  If any transfer or conveyance is made or attempted in contravention of the provisions of this paragraph, such purported transfer or conveyance shall be  void ab initio.

11.              Guarantor’s Relationship to Borrower. Guarantor is related and/or affiliated with Borrower, has personal knowledge of and is familiar with Borrower’s business affairs and books and records. Guarantor warrants that Borrower is in sound financial condition as of the date of this Guaranty, and that to Guarantor’s knowledge Borrower will perform its obligations under the Loan Documents in accordance with the terms and conditions thereof.

12.              Mortgage Priority. Nothing herein contained shall in any manner affect the lien or priority of the Mortgage securing the Note, and upon the occurrence of an Event of Default (as defined in the Mortgage), Lender may invoke any remedies it may have under the this Guaranty or the other Loan Documents, either concurrently or successively and the exercise of any one or more of such remedies shall not be deemed an exhaustion of such remedy or remedies or a waiver of any other remedy or remedies and shall not be deemed an election of remedies. The exercise by Lender of any such remedies shall not release, discharge or excuse Guarantor from its obligations hereunder unless and until the full amount of the Indebtedness evidenced by the Note and secured by the Mortgage has been fully paid and satisfied.

13.              Guarantor’s Familiarity with the Loan Documents. Guarantor acknowledges that copies of the Loan Documents have been made available to Guarantor and that Guarantor is familiar with their contents. Guarantor affirmatively agrees that upon any transfer of the Mortgaged Property in accordance with the provisions of the Mortgage, it shall not be necessary for Guarantor to reaffirm its continuing obligations under this Guaranty, but Guarantor will do so upon request by Lender.

14.              Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by: (a) certified or registered United States mail, postage prepaid; (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery; or (c) facsimile provided a confirming copy is sent the same day in the manner set forth in (b) above, addressed in either case as follows:

If to Lender, at the following address:

Macquarie PF Inc.
125 West 55th Street
New York, New York 10019
Attention: Jackie Hamilton, Gautham Srinivas and MCAF Debt US Portfolio

And to:

McDermott Will & Emery LLP
One Vanderbilt Avenue
New York, New York 10017-3852
Attention: David S. Broderick, Esq.

If to Guarantor, at the following address:

Trinity Place Holdings Inc.
340 Madison Avenue
3rd Floor, Suite 3C
New York, New York 10173
Attention: Steven Kahn

With a copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: James P. Godman, Esq.

or to such other address and person as shall be designated from time to time by Guarantor or Lender, as the case may be, in a written notice under this Section 14. A notice shall be deemed given: in the case of hand delivery or by facsimile, at the time of delivery; in the case of certified or registered mail, three Business Days after deposit in the United States Mail; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day. A party receiving a notice that does not comply with the technical requests for notice under this Section 14 may elect to waive any deficiencies and treat the notice as having been properly given.

15.              Successors and Assigns. All references to Lender and Guarantor shall be deemed to include references to their successors and assigns.

16.              Governing Law. In all respects, including, without limitation, matters of construction and performance of this Guaranty and the obligations arising hereunder, this Guaranty shall be governed by, and construed in accordance with, the laws of the state in which the Mortgaged Property is located applicable to contracts and obligations made and performed in such state and any applicable laws of the United States of America. Interpretation and construction of this Guaranty shall be according to the contents hereof and without presumption or standard of construction in favor of or against Guarantor or Lender.

17.              Waiver of Trial by Jury. GUARANTOR AND LENDER EACH HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS GUARANTY. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY GUARANTOR AND LENDER, AND EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTY HAS NOT MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT GUARANTOR HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS GUARANTY BY INDEPENDENT LEGAL COUNSEL SELECTED BY GUARANTOR AND THAT GUARANTOR HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

18.              Jurisdiction. Guarantor hereby submits to personal jurisdiction in the state in which the Mortgaged Property is located for the enforcement of the provisions of this Guaranty and irrevocably waives any and all rights to object to such jurisdiction for the purposes of litigation to enforce any provision of this Guaranty. Guarantor hereby consents to the jurisdiction of and agrees that any action, suit or proceeding to enforce this Guaranty may be brought in any state or federal court in the state in which the Mortgaged Property is located. Guarantor hereby irrevocably waives any objection that they may have to the laying of the venue of any such actions, suit, or proceeding in any such court and hereby further irrevocably waive any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

19.              Attorneys’ Fees. In addition to all other amounts payable by Guarantor hereunder, Guarantor hereby agrees to pay to Lender upon demand any and all reasonable attorneys’ fees, costs and expenses, including all fees costs and expenses incurred in all enforcement, probate, appellate and bankruptcy proceedings, as well as any post-judgment proceedings to collect or enforce any judgment or order relating to the obligations of Guarantor under this Guaranty.

20.              Partial Invalidity. Should any part of this Guaranty be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portion of the Guaranty.

21.              Definitions. Any term not defined herein shall have the meaning set forth in the Master Loan Agreement.

22.              Joint and Several. In the event there is more than one Guarantor, the obligations of each Guarantor shall be joint and several for all purposes.

23.              Counterparts. This Guaranty may be executed in counterparts, which together shall constitute one original agreement.

24.              Limitation of Liability. Under no circumstances shall Guarantor’s liability hereunder be reduced by, from or as a result of any payment to or amount realized by any Lender Party from any rents, deposits, insurance proceeds, condemnation awards, proceeds from bankruptcy sale, foreclosure or any conveyance in lieu of foreclosure or from any other profits, avails, revenues or proceeds derived from the Mortgaged Property, in any such case, to the extent such payment or amount is applied to Indebtedness (other than Guarantor’s liability hereunder) or the Mortgaged Property, and only payments made to Lender by Guarantor (and not derived from the Mortgaged Property to the extent such payments are applied to the Indebtedness other than Guarantor’s obligations hereunder or to the Mortgaged Property) after demand therefor by Lender shall be applied against such liability. Furthermore, the foregoing limitation on liability shall not limit in any way the liability of Guarantor that may arise out of the obligations set forth in the Environmental Indemnification Agreement, the Recourse Guaranty Agreement, the Completion Guaranty and the Equity Funding Guaranty, each of even date herewith made by Guarantor and if applicable, Borrower, in favor of Lender.

25.              CPLR § 3213. Guarantor acknowledges and agrees that this Guaranty is, and is intended to be, an instrument for the payment of money only, as such phrase is used in § 3213 of the New York Civil Practice Law and Rules, and Guarantor has been fully advised by its counsel of Lender’s rights and remedies pursuant to said § 3213.

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IN WITNESS WHEREOF, Guarantor has executed this Carry Guaranty as of the date first written above.

GUARANTOR:

TRINITY PLACE HOLDINGS INC.,
a Delaware corporation

By:	/s/ Steven Kahn
Name:	Steven Kahn
Title:	Chief Financial Officer